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                                   Exhibit 21
                            Team Health Subsidiaries



1.       Team Health, Inc. (TN)

         Wholly Owned Subsidiaries of Team Health, Inc.
         ----------------------------------------------
2.       Access Nurse PM, Inc. (UT)
3.       After Hours Pediatric Practices, Inc. (FL)
4.       Charles L. Springfield, Inc. (CA)
5.       Clinic Management Services, Inc. (TN)
6.       Correctional Healthcare Advantage, Inc. (FL)
7.       Daniel & Yeager, Inc. (AL)
8.       Drs. Sheer, Ahearn & Associates, Inc. (FL)
9.       Emergency Coverage Corporation (TN)
10.      Emergency Physician Associates, Inc. (NJ)
11.      Emergency Physicians of Manatee, Inc. (FL)
12.      Emergency Professional Services, Inc. (OH)
13.      Fischer Mangold, a California Partnership (CA)
14.      Health Care Alliance, Inc. (WV)
15.      Herschel Fischer, Inc. (CA)
16.      IMBS, Inc. (FL)
17.      InPhyNet Contracting Services, Inc.  (FL)
18.      InPhyNet Hospital Services, Inc. (FL)
19.      InPhyNet South Broward, Inc.  (FL)
20.      Karl G. Mangold, Inc. (CA)
21.      Kelly Medical Services Corporation (WV)








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22.      Med: Assure Systems, Inc. (TN)
23.      Medical Management Resources, Inc. (FL)
24.      Medical Services, Inc. (WV)
25.      Metroamerican Radiology, Inc. (NC)
26.      Mt. Diablo Emergency Physicians,  a California General Partnership (CA)
27.      Northwest Emergency Physicians, Incorporated (WA)
28.      Paragon Contracting Services, Inc. (FL)
29.      Paragon Healthcare Limited Partnership (FL)
30.      Paragon Imaging Consultants, Inc. (FL)
31.      Physician Integration Consulting Services, Inc. (CA)
32.      Quantum Plus, Inc. (CA)
33.      Reich, Seidelmann & Janicki Co. (OH)
34.      Rosendorf, Margulies, Boruschok & Schoenbaum
         Radiology Associates of Hollywood, Inc. (FL)
35.      Sarasota Emergency Medical Consultants, Inc. (FL)
36.      Southeastern Emergency Physicians, Inc. (TN)
37.      Southeastern Emergency Physicians  of Memphis, Inc. (TN)
38.      Spectrum Cruise Care, Inc.
39.      Spectrum Healthcare Nationwide, Inc. (DE)
40.      Spectrum Healthcare Resources of Delaware, Inc. (DE)
41.      Spectrum Healthcare Resources, Inc. (DE)
42.      Spectrum Healthcare Services, Inc. (DE)
43.      Spectrum Healthcare, Inc. (DE)
44.      Spectrum Primary Care of Delaware, Inc. (DE)
45.      Spectrum Primary Care, Inc. (DE)
46.      Team Anesthesia, Inc. (TN)

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47.      Team Health Anesthesia Management Services, Inc. (f/k/a Integrated
         Specialists Management Services, Inc.) (CA)
48.      Team Health Billing Services, LP  (TN)
49.      Team Health Financial Services, Inc. (TN)
50.      Team Health Southwest, LP (DE)
51.      Team Radiology, Inc. (NC)
52.      The Emergency Associates for Medicine, Inc. (FL)






















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